Exhibit 10.3

Hacker Interstellar Inc.

STOCK OPTION PLAN (“PLAN”)

1. Purpose

The purpose of the Plan is to attract and retain outstanding individuals as executives, key staff and directors (“Optionee”) of Hacker Interstellar Inc., a company incorporated in the Cayman Islands (“Company”), and its subsidiary in China, Beijing Mingrichongdong Technology Co., Ltd. (北京明日虫洞科技有限公司), and their affiliated company, Beijing Tongshi Technology Co., Ltd (北京同食科技有限公司), as well as any other their affiliated companies (collectively or individually, “Employer”). In order to provide incentives for such executives, key staff and directors to expand and improve the profits and achieve the objectives of the Employer, the Company provides to such individuals opportunities to acquire ordinary shares of the Company, with the par value of US$0.0001 each, through the exercise of options and thereby provide such individuals with a greater proprietary interest in and closer identity with the Employer and its financial success.

2. Share

Each option when granted shall state the number of ordinary shares to which it pertains. Such shares are authorized but unissued shares. The maximum number of ordinary shares underlying the options that may be issued under this Plan is [3,657,752]. If any option granted under this Plan expires unexercised, or is terminated or ceases to be exercisable for any other reason without having been fully exercised prior to the end of the period during which options may be exercised under this Plan, the unexercised portion of such option shall again become available for new options to be granted under this Plan to any eligible person. The Plan expressly permits the Company to issue new shares, increase the authorized share capital, increase the number of authorized and/or issued ordinary and/or preferred shares at any time without requiring any further consent from the Optionee.

3. Administration

This Plan will be administered by the Board of Directors of the Company (the “Board”) or one or more committees of the Board as appointed by the Board. The Board shall interpret the Plan and shall prescribe, amend and rescind rules and regulations relating thereto and make all other determinations necessary or advisable for the administration of the Plan. Any such action shall be final and conclusive on all persons having any interest in the options or shares to which such action relates. The Board may designate one or more committees of the Board to administer all or certain aspects of this Plan and may delegate some or all of the Board’s power and authority under this Plan to such committee(s).

The Board shall determine, within the limits of the express provisions of this Plan, the executives, key staffs and directors of the Employer (or, where applicable, the entities controlled by or whose beneficiaries or beneficial owners are such executives, key staffs or directors) to whom options shall be granted. The Board shall determine the number of shares to be subject to each option, the duration of each option, the time or times within which (during the term of the option) all or portions of each option may be exercised, the restrictions applicable to each option, and price upon exercise of an option. In making such determinations, the Board may take into account the nature of the services rendered by the Optionee, their present and potential contributions to the Employer’s success and such other factors as the Board in its discretion shall deem relevant.

4. Optionee

The Optionee in the Plan will consist of such executives, key staffs and directors of the Employer or the entities controlled by or whose beneficiaries or beneficial owners are such executives, key staffs or directors as the Board in its sole discretion from time to time designates within the limits of this Plan. The Board’s designation of an Optionee at any time shall not require the Board to designate such person at any other time. The Board shall consider such factors as it deems pertinent in selecting Optionee and in determining the number of shares subject to option granted, including without limitation: (i) the financial condition of the Employer, (ii) the market value of the Company, (iii) the anticipated profits of the current or future years, (iv) the contributions of the Optionee to the profitability and the development of the Employer, both present and future, and (v) other compensation provided to the Optionee.

5. Stock Option Terms and Conditions

The options granted under this Plan shall be in such form and upon such terms and conditions as the Board determines appropriate (“Terms and Conditions”) including the following:

a.	Exercise Price

The exercise price of each option to purchase shares shall be determined by the Board in its sole discretion.

b.	Expiration Date

Each option granted under this Plan shall automatically expire on the 5 anniversary of the grant date unless the term of each option is otherwise set forth in the Stock Option Agreement.

c.	Exercisability

The option may be exercised, with respect to all or a portion of the shares subject to the option which have become vested, by giving written notice to the Company, stating the grant date, the number of shares subject to the grant, the number of shares with respect to which the option is being exercised and tendering payment therefor. The Company shall deliver to the Optionee exercising such option a certificate or certificates for such shares. Notwithstanding the foregoing, the option may not be exercised before the closing of an initial public offering and listing of the Company’s shares on a national securities exchange in the United States.

d.	Non-Transferability

The Optionee may not transfer shares acquired pursuant to an option until the shares have become vested; provided that in any event no shares acquired pursuant to an option may be transferred prior to the expiration of the Company’s Right of Repurchase. In the event that Optionee proposes to sell or otherwise dispose any shares acquired pursuant to an option after the Company’s Right of Repurchase has expired, it is required to obtain the prior written approval from the Board of the Company with respect to the transfer of such shares.

e.	Trust

The Company may, as a condition of exercise of the option, require that the shares are issued in the name of a trustee nominated by the Company to be held on trust for the Optionee under the terms and conditions of a trust agreement approved by the Company.

Options shall be subject to other provisions as the Board, in its sole discretion determines appropriate, including, without limitation, vesting schedule, accelerated vesting, restrictions on sale or other disposition.

6. Stock Option Agreement

Options granted pursuant to this Plan shall be authorized by the Board and shall be evidenced by Stock Option Agreement in such form as the Board shall from time to time determine. Such Stock Option Agreement shall state: (i) the grant date; (ii) vesting start date; (iii) number of option shares; (iv) exercise price per share; and (v) such other information as the Board deems appropriate or necessary. Unless provided otherwise, the Stock Option Agreement must be subject to the provisions of the Terms and Conditions and this Plan.

7. Optionee’s Tax Responsibility

The Optionee shall seek all relevant advice, including but not limited to legal, tax, or accounting advice, in connection with his/her/its holding, exercise and/or transfer of the shares. The Optionee shall waive any rights which he/she/it may now or in future have against the Company and any claim and/or action against the Company arising in respect of this Plan, or by exercising any rights that the Optionee may have under the Plan or the holding, exercise and/or transfer of the shares.

8. No Contract of Employment

Neither the adoption of this Plan nor the grant of any options, nor ownership of shares shall be deemed to obligate the Employer to continue the appointment, employment or engagement of any Optionee for any particular period.

9. Amendment and Termination of Plan

The Company may amend this Plan from time to time or terminate this Plan at any time.

10. Cayman Islands Law to Govern

This Plan shall be construed and interpreted in accordance with the laws of the Cayman Islands without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the laws of any jurisdiction other than Cayman Islands.

11. Effective Date of Plan

This Plan is effective upon adoption by the Board.

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